As filed with the Securities and Exchange Commission on September 14, 2001
                                                        ------------------
                                                    Registration No. 333- 67634
                                                            -------------------



================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3/A

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          WAVERIDER COMMUNICATIONS INC.
             (Exact name of registrant as specified in its Charter)
Nevada                                                     33-0264030
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or  organization)                               Number)


                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                                 (416) 502-3200
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
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     Title of each class of   Amount to be Registered      Proposed Maximum          Proposed Maximum       Amount of registration
  securities to be registered         (1) (2)          Offering Price Per Share  Aggregate offering price             fee
                                                                  (3)                                                 (4)

                                                                                 --------------------------
------------------------------------------------------------------------------------------------------------------------------------


Common Stock, $.001 par value        7,288,597                   $0.70                  $5,102,018                  $1,276

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(1)      We are  registering  a total of  7,288,597  shares of our common  stock consisting of: 6,000,000 shares of our common stock issuable upon the conversion of Series D 5% convertible preferred stock at an assumed conversion price of $0.50 sold to Crescent International in a private placement completed on June 6, 2001;

o 877,193 shares of our common stock issuable upon exercise of an incentive warrant having an exercise price of $1.71 per share issued to Crescento International; and

o 350,000 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.63 per share issued to Gruntal & Co. and 61,404 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.71 per shares issued to Gruntal & Co.

(2) Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, this registration statement also registers a currently indeterminate number of additional shares of our common stock that may be issued upon the occurrence of dilutive events. The Company has made a good faith effort to estimate the actual number of shares issuable.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The actual offering price per share for the shares registered hereunder will be the market price at the time of the sale.


(4)      The entire amount has already been paid.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT, OF WHICH THIS
PROSPECTUS IS PART, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS


SUBJECT TO COMPLETION, DATED September 14, 2001


                          WaveRider Communications Inc.


                                    7,288,597


                             SHARES OF COMMON STOCK


         This prospectus provides for the sale of up to 7,288,597 shares of common stock of WaveRider by certain selling stockholders.

o 6,000,000 shares of our common stock issuable to Crescent International upon the conversion of the Series D 5% convertible preferred stock, assuming conversion at $0.50, sold to and purchased by Crescent International in a private placement completed on June 6, 2001;
o 877,193 shares of common stock issuable upon exercise of an incentive warrant having an exercise price of $1.71 per share that was issued to Crescent International in connection with the private placement that was completed on June 6,


o 2001; and o 350,000 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.63 per share issued to Gruntal & Co. on April 24, 2001and 61,404 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.71 per shares issued to Gruntal & Co. in connection with a private placement completed on June 6, 2001.



         The number of shares of our common stock (1) issuable to Crescent International upon conversion of the Series D 5% convertible preferred stock, and (2) which we may sell to them from time to time, may vary from time to time depending upon the price of our common stock. See "Series D 5% Convertible Preferred Stock -- Conversion" on page 8.


         Had Crescent International exercised its warrants and converted its Series D 5% convertible preferred stock on September 10, 2001, Crescent International would have received 5,970,572 shares of common stock, and been able to offer for resale a total of 5,970,572 shares of our common stock. As of the same date, if Crescent International had exercised its warrants, we would have received proceeds of up to $1,500,000.

         Had Gruntal exercised its warrants on September 10, 2001, Gruntal would have received 411,404 shares of common stock, and been able to offer for resale a total of 411,404 shares of our common stock. As of the same date, if Gruntal had exercised its warrants, we would have received proceeds of $675,500.


         The price at which the selling securityholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, and from time to time by the selling securityholders. See "Plan of Distribution" on page 7.


         WaveRider's common stock is currently quoted on the Nasdaq National Market System, under the symbol "WAVC". On September 10, 2001, the last reported sale price of WaveRider's common stock was $0.70 per share.


The mailing address, the telephone and facsimile numbers of WaveRider's executive offices is:
           255 Consumers Road, Suite 500
           Toronto, Ontario Canada M2J 1R4
           Telephone No.: (416) 502-3200;  Facsimile No.: (416) 502-2968

         Investing in the common stock involves risks. See "Risk Factors" beginning on page 1.


         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this registration statement is truthful or complete. Any representation to the contrary is a criminal offense.

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                                                             TABLE OF CONTENTS

                                                                                                               Page

THE OFFERING......................................................................................................1
RISK FACTORS......................................................................................................1
FORWARD-LOOKING INFORMATION.......................................................................................5
USE OF PROCEEDS...................................................................................................5
SELLING STOCKHOLDERS..............................................................................................5
PLAN OF DISTRIBUTION..............................................................................................8
DESCRIPTION OF CAPITAL STOCK......................................................................................9
WHERE YOU CAN FIND MORE INFORMATION..............................................................................11
DIVIDEND POLICY..................................................................................................12
DISCLOSURE OF SEC POSITION  ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES....................................12
LEGAL MATTERS....................................................................................................12
EXPERTS..........................................................................................................12




                                  THE OFFERING


         The registration statement relates to the resale of shares of our common stock issuable to Crescent International, and the resale of our shares issuable to Gruntal & Co. Specifically, the shares of our common stock included in this offering consist of:

o 6,000,000 shares of common stock issuable to Crescent International upon conversion of the Series D 5% convertible preferred stock issued on June 6, 2001, assuming conversion at $0.50, pursuant to a stock purchase agreement between us and Crescent International;

o 877,193 shares of our common stock issuable upon exercise of an incentive warrant, having an exercise price of $1.71 per share, issued to Crescent International on June 6, ___ 2001; and


o 350,000 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.63 per share issued to Gruntal & Co. on April 24, 2001 and 61,404 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.71 per shares issued to Gruntal & Co. in connection with a private placement completed on June 6, 2001.


         The number of shares of our common stock (1) issuable to Crescent International upon conversion of the Series D 5% convertible preferred stock may vary from time to time depending upon the price of our common stock. See "Series D 5% Convertible Preferred Stock -- Conversion" on page 8.


         Had Crescent International exercised its warrants and converted the Series D 5% convertible preferred stock on September 10, 2001, Crescent International would have received 5,970,572 shares of our common stock, and been able to offer for resale a total of 5,970,572 shares of our common stock.


         Had Gruntal & Co. exercised its warrants on any date after Gruntal's receipt of the warrants, Gruntal & Co. could offer for resale 411,404 shares of our common stock.

                                  RISK FACTORS

         Investment in our shares of common stock is risky. In addition to the information contained in this prospectus, including information incorporated by reference, you should consider carefully the following risk factors, before purchasing the shares offered under this prospectus.

We have a limited operating history, therefore there is a high degree of uncertainty whether our business plans or our products will be successful.

         Up to the beginning of the year 2000, our company had been mainly focused on the research and development of our products and as a result had limited sales or revenues. There can be no assurance that the products that we offer will meet with wide market acceptance. In addition, there is no guarantee that even if there proves to be a wide market for our products, such market will be able to sustain our profitability requirements.

         None of our current products has achieved widespread distribution or customer acceptance. Although, some of our products have passed the development stage, we have not yet established a commercially viable market for them. Although we believe that we have the expertise to commercialize our products and establish a market for them, there is no assurance that we will be successful or that such products will prove to have widespread customer appeal.

We have a history of losses, and our future profitability is uncertain.

         Due to our limited operating history, we are subject to the uncertainties and risks associated with any new business. Until recently we had no product that could be commercialized, and therefore we experienced significant operating losses every year since incorporation. We incurred a net loss of $31,472,615 for the year ended December 31, 2000 (1999 - $7,447,850 and
1998 - $4,477,518) and reported an accumulated deficit at that date of $49,414,508 (1999 - $17,910,784). We incurred a net loss of $5,243,205 for the quarter ended June 30, 2001. We expect to continue to incur losses for the foreseeable future.


         There can be no assurance that we will ever generate an overall profit from our products or that we will ever reach profitability on a sustained basis.

There is substantial doubt about our ability to continue as a going concern, if we cannot raise significant additional funds.

         Projected cash flows from our current operations are not sufficient to finance our current and projected working capital requirements. We have included in our financial statements as of December 31, 2000 and for the year then ended a note discussing the going concern risk and our independent accountants issued an opinion on those statements which included an explanatory paragraph stating that we had incurred a significant operating loss for the year and had a deficit as at the end of the year which raised substantial doubt about our ability to continue as a going concern. If we are unable to secure significant additional financing, we will have to curtail or suspend our business activities and may have to seek protection of the bankruptcy courts. If that happens, you could lose your entire investment.

Competition in the data communication industry is intense and there is uncertainty that given our new technology and limited resources that we will be able to succeed.

         Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition in the various markets we serve comes from companies of various sizes many of which are larger and have greater financial and other resources than we do and, thus, can withstand adverse economic or market conditions better than we can.

         Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

The data communication industry is in a state of rapid technological change and we may not be able to keep up.

         We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely effect our business, financial condition and results of operations.

We have limited intellectual property protection and there is risk that our competitors will be able to appropriate our technology.

         Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have filed two patent applications but have no issued patents, nor do we have any registered copyrights with respect to our intellectual property rights. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we can not assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology.

In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted, or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we cannot assure you that our competitors will not independently develop technologies similar, or even superior, to our technology.

Use of our products is subordinated to other uses and there is risk that our customers may have to limit or discontinue the use of our products.

         License-free operation of our products in certain radio frequency bands is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.

         Currently, our products are designed to operate in frequency bands for which licenses are not required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments and, in particular, imposing license requirements in the frequency bands of our products could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policies and, while no planned policy changes have been announced or are expected, this cannot be assured.

We may suffer dilution if we issue substantial shares of our common stock:

o        upon conversion of notes issued to Capital Ventures International;


o upon conversion of shares of the Series D 5% convertible preferred stock; and

o        upon exercise of the outstanding warrants and stock options.

         We are obligated to issue a substantial number of shares of common stock upon the conversion of our convertible notes issued to Capital Ventures International and Series D 5% convertible preferred stock and exercise of our outstanding warrants and stock options. The price, which we may receive for the shares of common stock, that are issuable upon conversion or exercise of such securities, may be less than the market price of the common stock at the time of such conversions or exercise. Should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock.

         The sale of common stock offered by this prospectus, or merely the possibility that these sales could occur, could have an adverse effect on the market price of our common stock. The conversion and exercise of all of the aforementioned securities may also adversely affect the terms under which we could obtain additional equity capital.

We may be subject to product liability claims and we lack product liability insurance.

         We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have product liability insurance and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, would be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.

We depend upon third party manufacturers and there is risk that, if these suppliers become unavailable for any reason, we may for an unknown period of time have no product to sell.

         We depend upon a limited number of third party manufacturers to make our products. If our suppliers are not able to manufacture for us for any reason, we would, for an unknown period of time, have difficulty finding alternate sources of supply. Inability to obtain manufacturing capacity would have a material adverse effect on our business, financial condition and results of operations.




Exercise of outstanding securities may reduce the market price and dilute the relative voting power of our outstanding common stock.

         The exercise of outstanding securities may result in substantial dilution to the equity interests of current holders of our common stock. Specifically, the issuance of a significant number of additional shares of our common stock would result in a decrease of the relative voting power of holders of our common stock which was issued and outstanding prior to the exercise of the securities. In addition, public resales of our common stock following exercise of the securities may depress the prevailing market price of our common stock. Even prior to the time of actual exercise of the securities, the perception of a significant market overhang resulting from the existence of our obligation to honor such exercises could depress the market price of our common stock.

If our common stock is delisted from the Nasdaq National Market, you may find it more difficult to sell your shares of WaveRider common stock.

         WaveRider common stock is currently listed on the Nasdaq National Market. On September 10, 2001, the last reported sale price of our common stock was $0.70 per share. If the minimum bid price falls below $1.00 for 30 consecutive trading days, we may not be able to maintain the standards for continued listing on the Nasdaq National Market and our common stock could be delisted. Such delisting could result in a less liquid market for our common stock than would otherwise exist on the Nasdaq National Market. As a result, WaveRider shares may be more difficult to sell because potentially smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be reduced. These factors could result in lower prices and larger spreads in the bids and ask prices for our shares.

If WaveRider common stock were subject to the penny stock rules, its market liquidity could be adversely affected.

         The SEC's regulations define a "penny stock" to be an equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are delisted from the Nasdaq National Market, they are likely to become subject to the SEC penny stock rules which could adversely affect the market liquidity of our common stock. These rules impose additional sales practice requirements on broker dealers that sell low-priced securities to persons other than established customers and institutional accredited investors; and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common stock might decline.

No dividends anticipated.

         We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the foreseeable future.

                           FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                                 USE OF PROCEEDS

         We received net proceeds of $2,576,715 from the sale of 30,000 shares of Series D 5% convertible preferred stock to Crescent International. We may receive proceeds of up to $1,500,000 if Crescent International exercises the entire incentive warrant issued to it, to purchase up to 877,193 shares of our common stock. Crescent International, however, may perform a cashless exercise of the incentive warrant which would result in us not receiving any proceeds. We may receive proceeds of up to $675,500 upon Gruntal's exercise of warrants to purchase up to 411,404 shares of our common stock.


         WaveRider will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

         The net proceeds, if any, from the exercise of warrants will be used for general corporate purposes, including capital expenditures and to meet working capital needs.


         The costs associated with this offering are approximately $20,000.


                              SELLING STOCKHOLDERS

         Crescent International, a selling stockholder, acquired or may acquire the shares of our common stock being registered for resale by Crescent International by the registration statement of which this prospectus is a part:


o upon conversion of 30,000 shares of Series D 5% convertible preferred stock issued to Crescent International in connection with the private placement completed on June 6, 2001; and

o upon exercise of an incentive warrant having an exercise price of $1.71 per share to purchase 877,193 shares of our common stock issued to Crescent International in connection with a private placement completed on June 6, 2001.


         Crescent International has informed us that its investment advisor, GreenLight (Switzerland) S.A., has voting and investment control over our securities held by Crescent International. On June 18, 2001, Crescent
International and its investment advisor filed a form 13G disclosing voting and investment control over such securities. Crescent International has the right to assign its obligation to purchase shares of our common stock to affiliates of Crescent International; however, Crescent International has informed us that it has no current or future plans to assign its obligations.

         Gruntal & Co., LLC, a selling stockholder, may acquire the shares of our common stock being registered for resale by Gruntal by the registration statement of which this prospectus is a part upon the exercise of warrants having an exercise price of $1.63 per share to purchase 350,000 shares of our common stock and $1.71 per share to purchase 61,404 shares of our common stock.


         Gruntal has informed us that it is controlled by its management, which owns aproximately 60% of Gruntal; Zurich Holdings Group owns approximately 40%.
Gruntal's Chairman is Robert P. Rittereiser. The Home Insurance Company is the owner of a minority interest in Gruntal. Mr. John Starr, Executive Vice
President of Gruntal, has investment control over our securities owned by Gruntal.


         We have agreed to file a registration statement, of which this prospectus is a part, to register the shares of the selling stockholders described above in order to permit the selling stockholders to sell these shares from time to time in the public market or in privately-negotiated transactions.

         We are required, pursuant to the registration rights agreement, entered into on June 6, 2001, by and between us and Crescent International, to register for resale all shares of our common stock issued upon conversion of our Series D
5% convertible preferred stock issued to Crescent International and all shares of our common stock issued upon exercise of our warrants held by Crescent
International.

         Under the terms of the stock purchase agreement between us and Crescent
International, we can require Crescent International to purchase shares of our common stock that are not registered under applicable securities laws. However, if we were to do so, we would be required to provide Crescent International with a protective warrant which would provide them with additional shares if the price of our stock were to decline between the time of the sale and the date the shares were registered to be freely tradable. We do not intend to sell unregistered shares to Crescent International and we, therefore, have not registered any shares related to the protective warrant.

         In general, it is possible that we may be required to register additional shares of our common stock. We plan to file prospectus supplements, as necessary, to set forth the exact number of shares that the selling stockholders are actually issued upon conversion, exchange or exercise of the related securities. The following table sets forth the number of shares of our common stock issued or issuable to the selling stockholders:


                                       6
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


                 ---------------------------- -------------------------- ------------------------- ---------------------------
                     Selling Stockholders        Number of Shares of       Number of shares of        Number of shares of
                                               common stock held prior   common stock held after    common stock offered on
                                              to completion of offering   completion of offering       behalf of selling
                                                                                   (1)                    stockholders
                 ---------------------------- -------------------------- ------------------------- ---------------------------

         Crescent International            6,877,193 (2)               6,877,193                  6,877,193
         Ltd.

         --------------------------- -----------------------------------------------------------------------------------------
                 Gruntal & Co., LLC (3)              411,404 (4)                 411,404                    411,404
                 William McCluskey
                 Derek Woodworth
                 Richard Serrano
                 Mitchell Kosches
                 Maurice Sabogal
                 Rakesh Kak
                 Jack Schwartz

                 ---------------------------- -------------------------- ------------------------- ---------------------------

         TOTAL:                              7,288,597                 7,288,597                  7,288,597

         --------------------------- -----------------------------------------------------------------------------------------

         (1) Assumes Crescent International and Gruntal will offer and sell all of the shares registered by the registration statement of which this prospectus is a part.

         (2) The shares of our common stock being offered on behalf of Crescent International consist of:


o up to 6,000,000 shares of our common stock issuable to Crescent International upon conversion of the Series D 5% convertible preferred stock, assuming conversion at $0.50 per share, which was issued to Crescent International on June 6, 2001; and

o 877,193 shares of our common stock issuable upon exercise of an incentive warrant having an exercise price of $1.71 per share issued to Crescent International on June 6, 2001.


(3) Gruntal & Co., LLC is the record owner of the shares being offered hereby, Gruntal & Co. may transfer ownership of such shares to its principals and employees listed in this table.

(4) The shares of our common stock being offered on behalf of Gruntal & Co., LLC consists of 350,000 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.63 per share issued to Gruntal on April 24, 2001 and 61,404 shares of our common stock issuable upon exercise of a warrant having an exercise price of $1.71 per share issued to Gruntal in connection with a private placement completed on June 6, 2001.

         Crescent International has informed us that it has no immediate plans to sell shares of our common stock, but it will evaluate market conditions, and any decision as to whether to sell shares of our common stock, and how many shares Crescent International may sell, will be based on relevant facts, circumstances and market conditions existing at the time of the decision.

         Gruntal has informed us that it has no immediate plans to sell shares of our common stock, but will evaluate market conditions, and any decision as to whether to sell shares of our common stock, and how many shares Gruntal may sell, will be based on relevant facts, circumstances and market conditions existing at the time of the decision.

         The selling stockholders and we are not making any representation that any shares covered by the prospectus will or will not be offered for sale or resale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named above.




MAXIMUM NUMBER OF SHARES ISSUABLE TO CRESCENT INTERNATIONAL AND GRUNTAL


         The maximum number of shares of our common stock we may issue to Crescent International pursuant to our agreements with Crescent International is dependant in part on the market price for our common stock. Under the terms of our stock purchase agreement with Crescent International, the number of shares to be obtained by Crescent International upon exercise of warrants or conversion of the Series D 5% convertible preferred stock cannot exceed the number of shares that, when combined with all other shares of common stock and securities then owned by Crescent International, would result in Crescent International owning more than 9.9% of our outstanding common stock at any given point in time. Furthermore, we may not issue to Crescent International a number of shares that, when combined with all other shares of common stock issued to Crescent International would result in sales of more than 19.9% of our outstanding common stock, unless we first obtain approval of our stockholders in accordance with the requirements of the Nasdaq National Market.


         The maximum number of shares of our common stock we may issue to Gruntal upon exercise of warrants currently held by Gruntal is 411,404.

PRIOR RELATIONSHIPS BETWEEN SELLING STOCKHOLDERS AND THE COMPANY

         We are not aware of any material relationship between us and Crescent International within the past three years other than as a result of the ownership of the stockholders' shares. We entered into an agreement with Gruntal on April 24, 2001, pursuant to which we retained Gruntal to represent us as our exclusive investment banker and agent, and issued warrants to purchase 350,000 shares of our common stock. As a result of the transaction with Crescent International, we paid Gruntal a fee of $315,000 in cash, issued warrants to purchase 61,404 shares of our common stock, will issue additional warrants based on number of shares issued upon the conversion of the Series D 5% convertible preferred stock and will pay to Gruntal 5% of any monies received from time to time from sales to Crescent International. We are not aware of any other material relationship between us and Gruntal within the past three years. In addition, we paid to GreenLight (Switzerland) S.A. $60,000 in connection with the close of the sale of the Series D 5% convertible preferred stock.

                              PLAN OF DISTRIBUTION

         Crescent International has informed us that it will dispose of the common stock it receives upon exercise of the incentive warrant, pursuant to purchases required by us and upon conversion of Series D 5% convertible preferred stock in open market transactions through a U.S. registered broker-dealer.

         Gruntal has informed us that it will dispose of the common stock it receives upon exercise of warrants in open market transactions through a U.S registered broker-dealer.

SHORT SALES

         Pursuant to the stock purchase agreement between us and Crescent International, Crescent International is restricted from engaging in short sales of our common stock and has informed us that it does not intend to engage in short sales or other stabilization activities.

INDEMNIFICATION

         We have agreed to indemnify Crescent International in connection with the private placement completed on June 6, 2001, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of our common stock and preferred stock summarizes the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and by-laws, which are incorporated by reference into the registration statement, of which this prospectus is a part.

         Under our Certificate of Incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

COMMON STOCK


         As of September 10, 2001, 66,789,271 shares of our common stock were issued and outstanding. All outstanding shares of our common stock are duly authorized, validly issued, fully-paid and non-assessable. Please refer to the description of our common stock contained in the registration statement on Form 8-A field with the SEC on March 18, 1995, including any amendments or reports filed for the purpose of updating that section which is incorporated by reference into this prospectus.


TRANSFER AGENT AND REGISTRAR

         Corporate Stock Transfer Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209, is the transfer agent and registrar of our common stock.

PREFERRED STOCK

         As of June 6, 2001, 30,000 shares of our preferred stock were designated as Series D 5% convertible preferred stock and on June 6, 2001, 30,000 shares were issued and outstanding. Our Certificate of Incorporation authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each of these series.

         All shares of our preferred stock designated as Series A, Series B and Series C have been retired and shall not be reissued by us. All shares of Series D 5% convertible preferred stock may only be held by Crescent International or an affiliate of Crescent International.

SERIES D 5% CONVERTIBLE PREFERRED STOCK

         Following is a summary description of the principal terms of our Series D 5% convertible preferred stock. For a complete statement of all the terms of this preferred stock, please review the certificate of designation which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

         Conversion. The Series D 5% convertible preferred stock is convertible at the option of Crescent International at any time after the date of issuance. Each share is convertible into a number of shares of our common stock determined by dividing $100.00 by the lower of $1.3772 or 95% of the average of the lowest three consecutive per share closing bid prices of the common stock during the 22 trading day period immediately preceding the date the conversion notice is delivered. The number of shares will be adjusted upon any stock split, stock dividend, subdivision or combination of shares.

         We can refuse conversion of shares of Series D 5% convertible preferred stock if the average of the per share closing bid price of our common stock during the 7 trading day period immediately preceding the date a conversion notice is delivered is less than $0.60 per share. This right expires 120 days after it is first exercised by us.

         We can require conversion of the Series D 5% convertible preferred stock if:

o the closing bid price of our common stock price reaches $3.8562 for each of the 22 trading days preceding the date on which we deliver our notice of conversion;

o        the common stock we issue on such conversion can be freely traded;

o the number of shares issued is less than or equal to two times the average trading volume for our shares during the 22 trading days preceding the date on which we deliver our notice of conversion;

o at least 22 trading days have elapsed since any shares of Series D 5% convertible preferred stock were converted by either us or Crescent International; and

o none of the shares of our common stock issuable upon conversion of the Series D 5% convertible preferred stock are subject to lock up agreements or other restrictions of any kind.

         Neither we nor Crescent International may exercise any conversion rights if the number of shares of common stock to be received pursuant to such exercise aggregated with all other shares of common stock owned by Crescent International and its affiliates would result in Crescent International and its affiliates owning more than 9.9% of our common stock.

         Voting Rights. So long as any shares of Series D 5% convertible preferred stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the shares of the Series D 5% convertible preferred stock then outstanding:

o alter or change adversely rights given to the Series D 5% convertible preferred stock,

o alter or amend the certificate of designations for the Series D 5% convertible preferred stock,

o authorize or create any class or series of stock ranking as to dividends or distribution of assets upon a liquidation or otherwise senior to the Series D 5% convertible preferred stock,

o amend our certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of Series D 5% convertible preferred stock,

o increase the authorized number of shares of Series D 5% convertible preferred stock,

o issue or reissue any shares of Series A, B or C convertible preferred stock, or

o        enter into any agreement to do any of these things.

         Except as described above or as required by applicable law, the Series D 5% convertible preferred stock have no voting rights.

         Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment may be made to the holders of our common stock, Crescent International must be paid $100.00 per share of Series D 5% convertible preferred stock plus a return of 5.0% per annum on $100.00, accruing from the date of issuance of Crescent International's shares of Series D 5% convertible preferred stock until the date when $100.00 for each share of Series D 5% convertible preferred stock has been paid in full. If, upon any winding up of our affairs, our assets available to pay Crescent International are not sufficient to permit the payment in full of the amount due, then all our assets will be distributed to Crescent International.

         Redemption . We can redeem the Series D 5% convertible preferred stock at any time upon 30 trading days prior written notice by us to Crescent International. The shares shall be redeemed at $130 per share of Series D 5% convertible preferred stock. If less than all of the shares of Series D 5% convertible preferred stock are redeemed, any redemption must be pro rata. However, we are not permitted to redeem shares of Series D 5% convertible preferred stock if Crescent International has submitted a notice of conversion before the end of the 30 day notice period.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to us and the shares offered under this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. We file certain documents with the Securities and Exchange Commission electronically and these documents may be inspected and copied at the Securities and Exchange Commission's Web site at http://www.sec.gov. We are a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference room at the address appearing above.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supercede this information.

         We incorporate by reference the documents listed below and any future information we file with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.


(1)      Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2) Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(3)      Quarterly  Report on Form 10-Q for the fiscal  quarter  ended March 31,
         2001;

(4)      Quarterly  Report on Form 10-Q for the  fiscal  quarter  ended June 30,
         2001;

(5) Current Reports on Form 8-K filed on January 11, 2001, April 10, 2001, April 13, 2001 and June 18, 2001;

(6) Proxy Statement used for our annual meeting of stockholders held on May 11, 2001; and

(7) the description of our common stock contained in our registration statements on Form 8-A filed with the SEC on March 18, 1995, including all amendments and reports subsequently filed for the purpose of updating that description.

         You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

                              T. Scott Worthington
                          WaveRider Communications Inc.
                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                  (416) 502-3200; Facsimile No.: (416) 502-2968

                                 DIVIDEND POLICY

To date, we have not paid dividends on any shares of our common stock and we do not plan to pay any dividends on our common stock in the foreseeable future. The decision to pay dividends on the common stock in the future is up to our Board of Directors. Such decision to pay dividends depends upon, among other things, our earnings, our capital requirements and our financial condition. Although dividends are not limited currently by any agreements, we anticipate that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.


                           DISCLOSURE OF SEC POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our amended and restated Articles of Incorporation and By-Laws provide that we may indemnify our directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Foley, Hoag & Eliot LLP, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for us and the selling shareholders, about the legality and validity of the shares. We know of no members of Foley, Hoag & Eliot who are beneficial owners of our common stock or preferred stock.

                                     EXPERTS

         The financial statements as at December 31, 2000 and 1999 and for the three years ended December 31, 2000 incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

      SEC registration fee                        $           3,450
      Printing and engraving                      $             500
      Accountants' fees and expenses              $          12,000
      Legal fees                                  $           3,500
      Miscellaneous                               $             550
                                                  -----------------

      Total                                       $          20,000
                                                  =================

Item 15. Indemnification of Directors and Officers

         Article VI of our By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         Our Charter contains no provisions regarding the indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)      By the shareholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to
                  Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In accordance with the provisions of Section 78.752 of Nevada Corporation Law, we purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits

The exhibits below marked with an asterisk (*) are included with and filed as part of this report.

Exhibit No.       Description

3.1      Articles of Incorporation of the Company,  incorporated by reference to
         Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.4 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit 3.7 on Form 10KSB for the year ended December 31, 1997.

3.8 Certificate of Amendment to the Memorandum of the Company changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997 incorporated by reference to
         Exhibit 3.8 on Form 10KSB for the year ended December 31, 1997.

3.9 Certificate of Amendment to the Certificate of Designation of the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit
         99.1 on Form 8-K filed May 5, 1998.

3.10 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series C Voting 8% Convertible Preferred Stock, filed with the Nevada Secretary of State on June 3, 1998 incorporated by reference to Exhibit 4 on Form 8-K filed June 18, 1998.

3.11 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 17, 2000, incorporated by reference to Appendix D on Form DEF 14A filed May 25, 2000.

3.12     Certificate of Designation of Series D 5% Convertible Preferred
         Stock of the Company filed with the Nevada Secretary of State on June 4, 2001, incorporated by reference to Exhibit 10.5 on Form 8-K filed June 18, 2001, File no. 000-25680.

4.1      Specimen common stock certificate, incorporated by reference to Exhibit
         4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit
         4.9 on Form 10KSB for the year ended December 31, 1998.

4.3      Warrant Terms dated December 29, 1998, relating to the Common
         Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.

4.4      Warrant Terms dated June, 1999, relating to the Class H Common
         Stock Purchase Warrants, incorporated by reference to Exhibit 4.11 on a registration statement on Form S-3, File no. 333-82855

4.5 Warrant Terms dated December 1999, relating to Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.13 on a registration statement on Form S-3, File no. 333-92591.

4.6      Warrant Terms dated December 8, 2000, relating to the Class J
         Common Stock Purchase Warrants, incorporated by reference to Exhibit
         10.4 on Form 8-K filed December 14, 2000.

4.7      Warrant Terms dated December 8, 2000, relating to the Class K
         Common Stock Purchase Warrants, incorporated by reference to Exhibit
         10.5 on Form 8-K filed December 14, 2000.

4.8      Form of Warrant Terms dated December 8, 2000, relating to the
         Class L Common Stock Purchase Warrants, incorporated by reference to
         Exhibit 10.6 on Form 8-K filed December 14, 2000.

4.9      Warrant Terms dated December 8, 2000, relating to the Class M
         Common Stock Purchase Warrants, incorporated by reference to Exhibit
         4.9 on a registration statement on Form S-3, File no. 333-52834

4.10 Warrant Terms dated June 4, 2001, relating to the Class N Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.2 on Form 8-K filed June 18, 2001, File no. 000-25680.

4.11 Warrant Terms, relating to the Class O Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.3 on Form 8-K filed June 18, 2001, File no. 000-25680.

4.12 Warrant Terms dated April 25, 2001, relating to the Class M-1 Common Stock Purchase Warrants incorporated by reference to Exhibit
         4.12 in Form S-3/A filed June 26, 2001.

4.13     Warrant Terms dated June 4, 2001, relating to the Class M-2
         Common Stock Purchase Warrants incorporated by reference to Exhibit
         4.13 in Form S-3/A filed June 26, 2001.


5.1  *   Opinion of Foley, Hoag & Eliot LLP.


10.1 Share Exchange Agreement executed the 13th day of May, 1997 between the Company and the shareholders of Major Wireless Communications Inc., ("Major Wireless"), with respect to the purchase by the Company of all the issued and outstanding shares in the capital stock of Major Wireless, incorporated by reference to Exhibit 2.1 in Form 8-K filed May 29, 1997

10.2 Agreement supplemental to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to
         Exhibit 10.1 in Form 8-K filed May 29, 1997.

10.3 Employee Stock Option (1997) Plan incorporated by reference to Exhibit 99 in Form S-8 filed August 29th, 1997.

10.4 Amendment to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to Exhibit 10.1 in Form 8-K filed May 4,1998.

10.5 Amendment to the Employee Stock Option (1997) Plan incorporated by reference to Form S-8 filed May 13, 1998

10.6 Convertible Debenture Agreement between WaveRider and International Advisory Services Ltd. and Wyndel Consulting Ltd. dated December 15, 1998 incorporated by reference to Exhibit 10.11 on Form S-3 filed January 19, 1999.

10.7 Letter of termination of the Convertible Debenture, dated January 8, 1999, incorporated by reference to Exhibit 10.11 on Form S-3 filed January 19, 1999.

10.8 Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated December 31, 1998, including the exhibits to such agreement incorporated by reference to Exhibit 10.13 on Form S-3 filed January 19, 1999.

10.9 Amendmentto the Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated June 14, 1999, incorporated by reference to Exhibit 10.14 on Form S-3, File No. 333-82855.

10.10 Merger Agreement between WaveRider Communications Inc and TTI Merger Inc and Transformation Techniques, Inc. and Peter Bonk, incorporated by reference to Exhibit 10.1 in Form 8-K filed June 30, 1999

10.11    Employment   agreement   between   Mr.   Peter   Bonk   and   WaveRider
         Communications (USA) Inc., dated June 11, 1999, incorporated by reference to Exhibit 10.2 in Form 8-K filed June 30, 1999.

10.12    Loan  Agreement   between  WaveRider   Communications   Inc.  and  AMRO
         International, S.A. dated October 15, 1999, incorporated by reference to Exhibit 10.1 in Form 10-Q for the quarter ended September 30, 1999.

10.13    Common Stock Purchase Agreement between WaveRider Communications
         Inc. and Radyr Group Investments dated October 18, 1999, incorporated by reference to Exhibit 10.2 in Form 10-Q for the quarter ended September 30, 1999.

10.14 Underwriting Agreement between WaveRider Communications Inc. and Groome Capital.com Inc. dated December 17, 1999 incorporated by reference to exhibit 10.19 on Form S-3A, File No. 333-92591.

10.15 Share Sale and Subscription Agreement between WaveRider Communications Inc. and ADE Network Technology Pty Ltd. and Philip William Anderson, Maureen Anderson and Wayne Anderson dated September 29, 2000, incorporated by reference to exhibit 10.1 on Form 8-K filed October 16, 2000.

10.16 Amendment #1 to Share Sale and Subscription Agreement between WaveRider Communications Inc. and ADE Network Technology Pty Ltd. and Philip William Anderson, Maureen Anderson and Wayne Anderson dated October 9, 2000, incorporated by reference to exhibit 10.2 on Form 8-K filed October 16, 2000.

10.17 Security Purchase Agreement between WaveRider Communications Inc. and Capital Ventures International dated December 8, 2000, incorporated by reference to exhibit 10.1 on Form 8-K filed December 14, 2000.

10.18 Stock Purchase Agreement dated June 4, 2001, Hincorporated by reference to Exhibit 10.1 on Form 8-K filed June 18, 2001, File no. 000-25680.

10.19 Registration Rights Agreement dated June 4, 2001, incorporated by reference to Exhibit 10.4 on Form 8-K filed June 18, 2001, File no. 000-25680.

23.1  *  Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2 * Consent of Foley, Hoag & Eliot LLP (included in last sentence of Exhibit 5.1).

24.1     Power of Attorney (contained in the signature page).



Item 17. Undertakings

         WaveRider hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (2) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (5) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

         (6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared it effective.

         (9) For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

         (10) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         (11) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce Sinclair, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario Canada, on September 13, 2001.


                            WAVERIDER COMMUNICATIONS INC.

                            By: /s/ D. Bruce Sinclair
                                ----------------------------------
                                 Bruce Sinclair, President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 13, 2001.


         Signature                                   Title                                       Date


         /s/ Bruce Sinclair                          President, Chief Executive Officer           September 13, 2001
         -----------------------------------
         D. Bruce Sinclair                           (Principal Executive Officer)

                                                     and Director


         /s/ Scott Worthington                       Vice President, Chief Financial Officer      September 13, 2001
         ---------------------------

         T. Scott Worthington


         /s/ Cameron A. Mingay  *                    Secretary/Director                           September 13, 2001
         ------------------------
         Cameron A. Mingay  *

         /s/ Gerry Chastelet  *                      Director                                     September 13, 2001
         ---------------------------
         Gerry Chastelet  *

         /s/ John Curry      *                       Director                                     September 13, 2001
         ---------------------------
         John Curry  *

         /s/ Guthrie Stewart  *                      Director                                     September 13, 2001
         ---------------------------
         Guthrie Stewart  *

         /s/ Dennis Wing  *                          Director                                     September 13, 2001
         ---------------------------
         Dennis Wing  *

                  * By D. Bruce Sinclair - attorney in fact